UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2011

ROTOBLOCK CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-34546	20-08987999
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

300 B Street, Santa Rosa, California, 95401

(Address of principal executive offices)

Registrant's telephone number, including area code: (707) 578-5220

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment is being filed to amend certain disclosures contained in the Current Report on Form 8-K filed on May 10, 2011 by Rotoblock Corporation, a Nevada corporation (the “Company”).

Item 1.01. Entry into a Material Definitive Agreement.

On May 10, 2011, the Company filed a Current Report on Form 8-K (the “Original 8-K”) disclosing the completion of a share exchange transaction with daifuWaste Management Holding Limited, a company incorporated in the Cayman Islands and located in Beijing, China (“Daifu”) pursuant to which the Company agreed to acquire approximately 71% of Daifu. The Original 8-K incorrectly characterized the share exchange transaction as having been completed, and although an Agreement and Plan of Share Exchange (the “Share Exchange Agreement”) was entered into on May 10, 2011 among Daifu, the shareholders of Daifu (the “Daifu Shareholders”), the Company and Chien Chih Liu, a majority shareholder of the Company, the consummation of the share exchange transaction (the “Share Exchange”) has not occurred and is still subject to various closing conditions that have yet to be completed by the parties.

On November 11, 2011, the parties to the Share Exchange Agreement entered into an Amended and Restated Agreement and Plan of Share Exchange (the “Amended and Restated Share Exchange Agreement”) whereby the terms of the Share Exchange Agreement were amended and restated in their entirety. Pursuant to the terms of the Amended and Restated Share Exchange Agreement, the Daifu Shareholders have now agreed to transfer 100% of the outstanding shares of Daifu to the Company in exchange for the issuance of 73,801,525 shares of the Company’s common stock to the Daifu Shareholders.

All outstanding warrants (the “Rotoblock Warrants”) of the Company to purchase in the aggregate 9,281,160 shares of common stock of the Company will be left intact and remain outstanding after the Share Exchange. As a result of the Share Exchange, Daifu will become a wholly-owned subsidiary of the Company and the Daifu Shareholders will acquire approximately 83.1% of the Company’s issued and outstanding common stock and common stock equivalents (including the shares underlying the Rotoblock Warrants).

The closing of the transactions contemplated by the Amended and Restated Share Exchange Agreement are subject to standard closing conditions, which the parties expect to be completed no later than November 30, 2011.

A copy of the Amended and Restated Share Exchange Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing summary of the terms of the Agreement is subject to, and qualified in its entirety by, such agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Amended and Restated Share Exchange Agreement dated November 11, 2011 among Daifu, the Daifu Shareholders, the Company and Chien Chih Liu, a majority shareholder of the Company.

99.1 Press release dated November 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROTOBLOCK CORPORATION

Date: November 15, 2011                                       By: /s/ Chien Chih Liu

Name: Chien Chih Liu
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

2.1	Amended and Restated Share Exchange Agreement dated November 11, 2011 among Daifu, the Daifu Shareholders, the Company and Chien Chih Liu, a majority shareholder of the Company.
99.1	Press Release dated November 15, 2011